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                       AMENDMENT TO EMPLOYMENT AGREEMENT

      WHEREAS, effective as of November 26, 1991, William H. Hensley ("Executive") and Mueller Industries, Inc. ("Employer"), entered into an Employment Agreement (the "Agreement"); and

      WHEREAS, Executive and Employer desire to extend the term of the Agreement and make other modifications;

      NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

      1. The Employment term shall be extended from December 31, 1993, to December 31, 1995 (such two year period being called the "Extension Term").

      2.  All other provisions of the Agreement shall remain unchanged, except
(i) for the Extension Term, (ii) that, during the Extension Term, Executive is not entitled to any signing bonus, any guaranteed bonus, or any additional options under Employer's 1991 Incentive Stock Option Plan, and (iii) that if, following the Extension Term, Employer elects not to extend Executive's employment, Executive shall not automatically be entitled to six months severance payments.

      3. It is understood and agreed that this agreement satisfies Employer's obligation as set forth in Section 4 e of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of July 23, 1993.

                            MUELLER INDUSTRIES, INC.



                              By:/s/ Harvey L. Karp
                              Name:
                              Title:   CEO
                              Date: July 23, 1993


                              /s/ William H. Hensley
                              William H. Hensley
                              Date:  August 3, 1993